Exhibit 10.68

This instrument was prepared by
and, after recording, return to:

Schwartz, Cooper, Greenberger
 & Krauss Chartered
180 North LaSalle Street
Suite 2700
Chicago, Illinois  60601
Attn: Gary P. Segal, Esq.




                         FIFTH AMENDMENT OF CONSTRUCTION
          LOAN AGREEMENT, NOTES, DEED OF TRUST AND OTHER LOAN DOCUMENTS

      THIS FIFTH AMENDMENT OF CONSTRUCTION LOAN AGREEMENT, NOTES, DEED OF TRUST AND OTHER LOAN DOCUMENTS (this "Amendment") is made as of June ____, 2003, by and between CMC HEARTLAND PARTNERS VII, LLC, a Delaware limited liability company, whose mailing address is c/o CMC Heartland Partners, 330 N. Jefferson Street, Suite 305, Chicago, Illinois 60661 ("Borrower") and BANK ONE, NA, as successor in interest to Bank One, Illinois, N.A., whose mailing address is 1 Bank One Plaza, Chicago, Illinois 60670, Mail Code, WI1-2071 n ("Lender").

                                    RECITALS:

      A. Pursuant to and in accordance with the terms and conditions set forth in that certain Construction Loan Agreement dated as of December 9, 1999 by and between Borrower and Lender (the "Original Loan Agreement"), Lender agreed to make a construction loan to Borrower in an amount not to exceed the maximum principal sum of $5,000,000 (the "Original Loan").

      B. The Original Loan Agreement has been amended by (i) that certain First Amendment of Construction Loan Agreement, Note, Deed of Trust and Other Loan Documents dated as of December 8, 2000, by and between Borrower and Lender and recorded at Book 1688, page 458, Moore County Registry, North Carolina on December 14, 2000 (the "First Amendment"), (ii) that certain Second Amendment of Construction Loan Agreement, Notes, Deed of Trust and Other Loan Documents dated as of April 12, 2001, by and between Borrower and Lender and recorded at Book 1771, page 376-392, Moore County Registry, North Carolina on June 8, 2001 (the "Second Amendment"), (iii) that certain Third Amendment of Construction Loan Agreement, Notes, Deed of Trust and Other Loan Documents dated as of April 12, 2002, by and between Borrower and Lender and recorded at Book 2002, page 414-429, Moore County Registry, North Carolina on June 14, 2002 (the "Third Amendment"), and (iv) and that certain Fourth Amendment of Construction Loan Agreement, Notes, Deed of Trust and Other Loan Documents dated as of April 12, 2003, by and between Borrower and Lender and recorded at Book ____, page ________, Moore County Registry, North Carolina on June ___, 2003 (the "Fourth Amendment"). The First Amendment (i) extended the "Maturity Date" of the Original Loan to April 12, 2001, (ii) reduced the maximum amount of the Original Loan to $3,000,000, (iii) provided Borrower with a new $250,000 loan (the "Acquisition Loan"), (iv) added the Remaining Land (as defined in the First Amendment) to the Deed of Trust (as hereinafter defined), and (v) cross-defaulted and cross-collateralized the Original Loan and the Acquisition Loan. The Second Amendment further extended the "Maturity Date" of the Original Loan and the Acquisition Loan to April 12, 2002. The Third Amendment further extended the Original Loan and the Acquistion Loan. The Fourth Amendment further extended the Original Loan. The Original Loan Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and hereinafter amended, restated, modified or supplemented from time to time and in effect is hereinafter referred to as the "Loan Agreement".

      C. The Original Loan is evidenced by a certain Note dated December 9, 1999 (the "Original Note") in the original principal amount of $5,000,000 made by Borrower and payable to Lender. The Acquisition Loan is evidenced by a certain Note dated December 12, 2000 (the "Acquisition Note") in the original principal amount of $250,000 made by Borrower and payable to Lender. The Original Note and the Acquisition Note as each have been amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment are collectively referred to herein as the "Notes".

      D. The Notes are secured by, among other things, a Deed of Trust dated as of December 9, 1999 made by Borrower to Chicago Title Insurance Company, as trustee, for the benefit of Lender and recorded at Book 1576, page 93, Moore County Registry, North Carolina on December 9, 1999, as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment (the "Deed of Trust") creating a first mortgage lien on certain real estate located in the town of Southern Pines, North Carolina and legally described on Exhibit A attached hereto.

      E. The Notes are also secured by, among other things, an Assignment of Rents and Leases made by Borrower in favor of Lender and recorded at Book 1576, page 93, Moore County Registry, North Carolina, on December 9, 1999, as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment (the "Assignment of Rents").

      F. The Notes are further secured by certain other Loan Documents (as that term is defined in the Loan Agreement), the provisions of which were modified by and in accordance with the terms and conditions set forth in the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

      1. Incorporation of Recitals. The Recitals set forth above are incorporated herein and made a part hereof.

      2. Definitions. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Loan Agreement.

      3. Advance Rate for Sold Units. Notwithstanding anything to the contrary contained in Section 3.1(a) of the Loan Agreement, the Advance Rate for a Sold Unit shall not exceed the lesser of 90% of the cost of such Sold Unit, and 80% of the appraised value of such Sold Unit.

      4. Mandatory Repayment. Notwithstanding anything to the contrary contained in Section 3.3(c) of the Loan Agreement, Borrower must make a mandatory principal payment with respect to the Original Loan equal to the aggregate unpaid amount of the Original Loan that was disbursed with respect to a Model Unit twenty-four months after the date on which the first draw proceeds of the Original Loan for such Model Unit was made.

      5. Required Deliveries. This Amendment shall become effective on the date this Amendment has been duly executed by Borrower and delivered to Lender.

      6. References. All references to the Loan Agreement, the Original Note, the Deed of Trust and the other Loan Documents contained in any of the Loan Documents shall be deemed to refer to each of such documents as amended by this Amendment.

      7. Authority to Execute Amendment; No Conflict. Borrower represents and warrants that it has full power and authority to execute and deliver this Amendment and to perform its obligations hereunder. Upon the execution and delivery hereof, this Amendment will be valid, binding and enforceable upon Borrower in accordance with its terms. Execution and delivery of this Amendment does not and will not contravene, conflict with, violate or constitute a default under any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which Borrower is a party or is bound.

      8. Amendment Binding. This Amendment shall be binding on the Borrower and its successors and permitted assigns, and shall inure to the benefit of Lender and its successors and assigns.

      9. Continued Effectiveness. Except as expressly provided herein, the Loan Agreement, the Original Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

      10. Counterparts. This Amendment may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Amendment.


        [remainder of page intentionally blank; signature page to follow]

      IN WITNESS WHEREOF, this Amendment has been entered into as of the date first above written.


CMC HEARTLAND PARTNERS VII, LLC, a          BANK ONE, NA, a national banking
Delaware limited liability company          association

By:   CMC Heartland Partners, a Delaware
      general partnership, the sole         By: _______________________________
      member of Borrower.                   Title: ____________________________

By:   HTI Interests, LLC, a Delaware
      limited liability company as its
      managing partner

      By: ______________________
      Title:_____________________

      Attest: ____________________
      Title: _____________________

STATE OF                )
                        )SS
COUNTY OF               )

      I, _______________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Donald Pafford is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such First Vice President, of Bank One, NA, a national banking association (the "Bank"), appeared before me this day in person and severally acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act of the Bank for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this ____ day of June, 2003.


                                                NOTARY PUBLIC

STATE OF ILLINOIS )
                  )SS
COUNTY OF COOK    )


      I, __________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that __________, the __________ of HTI Interests, LLC, the managing partner of CMC Heartland Partners which is the sole member of CMC Heartland Partners VII, LLC, and __________, the __________ thereof, who are personally known to me to be the same persons whose name are subscribed to the foregoing instrument as such __________ and __________, respectively, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal, this ____ day of June, 2003.

                                          _____________
                                          NOTARY PUBLIC

                                    EXHIBIT A

                                    EXHIBIT A

                                Legal Description


PARCEL ONE:  Existing Single Family Lots

Lot 608A, Fairway Homes, as shown on plat recorded in Plat Cabinet 5, Slide 214, Moore County Registry.

Lot 615A, Fairway Homes, as shown on plat recorded in Plat Cabinet 5, Slide 91, Moore County Registry.

Lots 641A, 653, 654, 655, 656, 657, 658, 659, 660, 661, 663, 665, 667, 669, 674,
675, 677, 678, 681, 682 and 683, Fairway Homes, as shown on plat recorded in Plat Cabinet 5, Slide 970, Moore County Registry.

Lot 202, Hunter Trail, as shown on plat recorded in Plat Cabinet 5, Slide 24, Moore County Registry.

Lots 234, 244 and 246, Hunter Trail, as shown on plat recorded in Plat Cabinet 5, Slide 187 Moore County Registry.

Lot 252B, Hunter Trail, as shown on plat recorded in Plat Cabinet 6, Slide 266, Moore County Registry.

Lots 256 and 258, Hunter Trail, as shown on plat recorded in Plat Cabinet 5, Slide 356, Moore County Registry.

Lots 701, 718, 720, 721, 722, 724, 726, 727, 728, 730, 731, 733, 735, 736, 739,
740, 741, 743, 744 and 745, Patio "G" Homes, as shown on plat recorded in Plat Cabinet 5, Slides 531-532, Moore County Registry.

Lot 304, Magnolia Homes, as shown on plat recorded in Plat Cabinet 7, Slide 919, Moore Country Registry.

Lot 321, Magnolia Homes, as shown on plat recorded in Plat Cabinet 6, Slide 3.26, Moore County Registry.

PARCEL TWO:  Magnolia Drive Parcel

8.91 acre tract of land as shown on plat recorded in Plat Cabinet 4, Slide 51 and Tract I as described in Book 649, Page 205, Moore County Registry, more particularly described as follows:

BEGINNING at an iron stake in the eastern right of way of Knoll Road, said stake lying North 09(degree)44'26" East 354.58 feet from the intersection of the eastern right of way of Knoll Road and the northern right of way of Midland Road, thence along the eastern right of way of Knoll Road, North 09(degree)44'26" East 21.25 feet; thence on a curve to the right with a radius of 860.0 feet, an arc distance of 168.05 feet, a chord bearing North 15(degree)20'18" East 167.78 feet; thence on a curve to the right with a radius of 860.0 feet, an arc distance of 390.71 feet, a chord bearing North 33(degree)57'06" East 387.36 feet; thence North 46(degree)58'00" East 731.34 feet; thence leaving the right of way of Knoll Road South 14(degree)20'0" West
814.69 feet; thence South 00(degree)00'34" West 274.39 feet; thence South 56(degree)40'34" West 176.87 feet; thence North 70(degree)03'26" West 476.25 feet to the point of beginning.

EXCEPTING THEREFROM, those planed lots, streets, street right of ways and common area (except that land noted as common area on plat recorded in Plat Cabinet 6, Slide 326 which is located North of the pond adjacent to Lot 322, East of Knoll Road, South of pond at the entrance to Magnolia Park and West of Magnolia Drive is not excluded) as shown on Plat Cabinet 4, Slide 220, Plat Cabinet 5, Slide 569, Plat Cabinet 6, Slide 326 and Plat Cabinet 6, Slide 605, Moore County Registry.

(LRK # 00035767)

PARCEL THREE:  Fifteenth Hole Parcel

      A CERTAIN LOT OR PARCEL OF LAND IN MCNEILLS TOWNSHIP, MOORE COUNTY, NORTH CAROLINA LYING ABOUT 1400 FEET SOUTH OF SEALS ROAD (STATE ROAD NO.
1843) BETWEEN THE TOWNS OF SOUTHERN PINES AND PINEHURST, BOUNDED ON THE NORTH AND EAST BY MAPLES PROPERTIES, INC. (GRANTOR) AND ON THE SOUTH AND WEST BY STARLAND FARMS LIMITED PARTNERSHIP (GRANTEE), DESCRIBED AS FOLLOWS;

      BEGINNING AT AN IRON STAKE LOCATED ABOUT 1400 FEET SOUTH OF SEALS ROAD, IN THE EAST LINE OF KNOLL ROAD, SAID IRON STAKE BEING A COMMON CORNER OF A 46.98 ACRE TRACT NO. 4 AND A 12.74 ACRE TRACT AS SHOWN ON A PLAT OF STARLAND FARMS LIMITED PARTNERSHIP RECORDED IN PLAT CABINET 4 AT SLIDE 51 IN THE MOORE COUNTY REGISTRY; RUNNING THENCE FROM THE BEGINNING AS THE COMMON LINE OF GRANTOR AND GRANTEE, AS THE EAST LINE OF KNOLL ROAD N 14-08'10" E 320.57 FEET TO AN IRON STAKE IN THE EAST LINE OF KNOLL ROAD AND IN THE COMMON LINE OF GRANTOR AND GRANTEE; THENCE AS A NEW LINE S 83-07'39" E 146.65 FEET TO AN IRON STAKE; THENCE S 45-19'07" E 86.47 FEET TO AN IRON STAKE; THENCE S 42-54'29" E 100.44 FEET TO AN IRON STAKE NEAR THE NORTH SHORELINE OF A LAKE (THE NORTHEAST CORNER OF A 20 FOOT WIDE EASEMENT FOR THE CONSTRUCTION OF A BRIDGE ACROSS THE LAKE); THENCE AS THE FOLLOWING LINES NEAR THE SHORELINE OF THE LAKE S 80-53'34" W 81.47 FEET TO AN IRON STAKE; THENCE N 68-56'38" W 84.26 FEET TO AN IRON STAKE; THENCE S 72-41'24" W 119.40 FEET TO AN IRON STAKE; THENCE S 88-48'19" W 34.74 FEET TO AN IRON STAKE; THENCE S 00-53'57" W 27.41 FEET TO AN IRON STAKE; THENCE S 36-12'27" E 83.38 FEET TO AN IRON STAKE IN THE COMMON LINE OF GRANTOR AND GRANTEE; THENCE AS THE COMMON LINE OF GRANTOR AND GRANTEE S 79-58'25" W 109.40 FEET TO THE BEGINNING, CONTAINING 0.951 ACRE MORE OR LESS AND BEING A PORTION OF GRANTOR'S
46.98 ACRE TRACT NO. 4 AS SHOWN ON A PLAT OF STARLAND FARMS LIMITED PARTNERSHIP RECORDED IN PLAT CABINET 4 AT SLIDE 51 IN THE MOORE COUNTY REGISTRY.

      ALSO CONVEYED IS A 20 FOOT WIDE EASEMENT FOR THE CONSTRUCTION AND MAINTENANCE OF A BRIDGE ACROSS A LAKE, EASEMENT BEING 20 FEET IN WIDTH, LYING ADJACENT TO, RUNNING PARALLEL WITH AND LYING ON THE SOUTHWEST SIDE OF THE FOLLOWING DESCRIBED LINE;

BEGINNING AT THE EAST CORNER OF THE ABOVE DESCRIBED 0.951 ACRE PARCEL ON THE NORTH SHORELINE OF THE LAKE, SAID IRON STAKE BRING DESCRIBED IN THE ABOVE TRACT AS BEING "(THE NORTHEAST CORNER OF A 20 FOOT WIDE EASEMENT FOR THE CONSTRUCTION OF A BRIDGE ACROSS THE LAKE)"; THENCE AS SAID LINE S 36-42'57" E 151.02 FEET TO AN IRON STAKE ON THE SOUTH SHORELINE OF THE LAKE, THE END OF THIS EASEMENT.

LRK # 00041502

PARCEL FOUR:  Meadow Parcel

17.25 acre tract of land as shown on plat recorded in Plat Cabinet 6, Slide 685, Moore County Registry. (LRK #00035767)

EXCEPTING THEREFROM, that following tracts of land:

      1. tract of land shown in Unit Ownership Book 13, Pages 1-22. (Buildings 6, 7 and 8, Meadow Villas)
      2. tract of land shown in Unit Ownership Book 13, Pages 58-65. (Building 4, Meadow Villas)
      3. tract of land shown in Unit Ownership Book 13, Pages 66-73 (Building 2, Meadow Villas)
      4. tract of land shown in Unit Ownership Book 13, Pages 80-86 (Building 1, Meadow Villas)
      5. tract of land shown in Unit Ownership Book 13, Pages 87-94 (Building 10, Meadow Villas)
      6. tract of land shown in Unit Ownership Book 13, Pages 41-48 (Building 3, Meadow Villas)
      7. tract of land shown in Unit Ownership Book 13, Pages 52-57 (Building 5, Meadow Villas)

PARCEL FIVE:  Area F Parcel

13.79 acre tract of land as shown on plat recorded in Plat Cabinet 4, Slide 51, Moore County Registry. (LRK #00992022 and #00041500)

TOGETHER WITH a certain tract or parcel of land in McNeills Township, Moore County, North Carolina, lying between Pinehurst and Southern Pines, N.C., lying about 1000 feet south of Seals Road (State Road No. 1843) and on the southwest side of the proposed 80 foot wide Knoll Road, described as follows:

      BEGINNING AT AN IRON STAKE IN THE NORTHWEST LINE OF THE PROPOSED 80 FOOT WIDE KNOLL ROAD; SAID STAKE BEING LOCATED S 14(degree) 08' 10" W 187.77 FEET FROM THE NORTHERN MOST CORNER OF TRACT NO. 3 (19.06 ACRES) AS SHOWN ON A MAP ENTITLED STARLAND FARMS LIMITED PARTNERSHIP PROPERTY RECORDED IN PLAT CABINET 4 AT SLIDE 51 IN THE MOORE COUNTY REGISTRY; RUNNING THENCE FROM THE BEGINNING LEAVING THE PROPOSED ROAD, WITH THE COMMON LINE OF TRACT NO. 3 AND A 13.79 ACRE TRACT SHOWN ON THE ABOVE MENTIONED MAP, S 61(degree) 56' 35" W 609.83 FEET TO AN IRON STAKE; THENCE CONTINUING WITH SAID COMMON LINE S 65(degree) 03' 17" W
500.64 FEET TO AN IRON STAKE; A COMMON CORNER OF TRACT NO. 3 WITH THE 13.79 ACRE TRACT; THENCE AS NEW LINES, N 06(degree) 03' 29" W 38.75 FEET TO AN IRON STAKE; THENCE N 61(degree) 17' 43" E 238.53 FEET TO AN IRON STAKE; THENCE N 64(degree) 41' 03" E 263.51 FEET TO AN IRON STAKE; THENCE N 61(degree) 43' 53" E 327.73 FEET TO AN IRON STAKE; THENCE N 61(degree) 09' 52" E 120.49 FEET TO AN IRON STAKE; THENCE N 83(degree) 02' 10" E 155.73 FEET TO THE BEGINNING, CONTAINING
1.222 ACRES MORE OR LESS, AND BEING MORE PARTICULARLY SHOWN ON A MAP ENTITLED "MAPLES PROPERTIES, INC., & LONGLEAF ASSOCIATE LIMITED PARTNERSHIP PROPERTY,
1.222 ACRE PARCEL, MCNEILLS TOWNSHIP, MOORE COUNTY, NORTH CAROLINA," DATED AUGUST 15, 1989, DRAWN FROM AN ACTUAL SURVEY BY C. H. BLUE AND ASSOCIATES

PARCEL SIX:  Club Cottages Parcel

3.24 acre tract of land labeled "Inn Tract", as shown on plat recorded in Plat Cabinet 4, Slide 51 and Tract 2 described in Book 649, Page 205, Moore County Registry.

EXCEPTING THEREFROM, those tracts of land shown in Unit Ownership Book 11, Pages 41-47 and Unit Ownership Book 11, Pages 55-61, Moore County Registry.

LRK # 00035770

PARCEL SEVEN:  Miscellaneous Parcels

      1. Lot 666, Fairway Homes, as shown on plat recorded in Plat Cabinet 5, Slide 970.

      2. Lot 227, Hunter Trail, as shown on plat recorded in Plat Cabinet 5, Slide 24, Moore County Registry. (this lot was resold back to Longleaf - LRK #00992215)

      3. Lot A, Hunter Trail, as shown on plat recorded in Plat Cabinet 5, Slide 583, Moore County Registry. (labeled as non-buildable parcel - LRK #94000722)

      4. Land labeled as "Open Space" near Airport Road, as shown on plat recorded in Plat Cabinet 5, Slide 532, Moore County Registry. (tracts of land remaining after Patio Homes "G" was platted - LRK #00041674, 10001461, 10002144)

      5. That portion of a 10.43 acre tract of land lying south of Airport Road and west of Knoll Road, as shown on plat recorded in Plat Cabinet 4, Slide 51. (tract of land remaining after Fairway Homes was platted - LRK #00041674)

      6. Units 301 and 302, Magnolia Homes, as shown on plat recorded in Plat Cabinet 4, Slide 220, Moore County Registry. (sales office - LRK #00035771 and #00035772)

      7. Tract of land lying south of Lot 655 and north of Lot. 654, Fairway Homes and west of Steeplechase Way as shown on plat recorded in Plat Cabinet 5, Slide 970, Moore County Registry. (tract of land remaining after Fairway Homes was platted - LRK #95000456)

      8. Land labeled as "Open Space" near Knoll Road, as shown on plat recorded in Plat Cabinet 5, Slide 532, Moore County Registry. (tract of land remaining after Patio Homes "G" was platted - LRK #10001432)

      9. Area in Lakeside Villas for access purposes. remaining after platting. (LRK #00035769)

      10. Land labeled as "Open Space" near Lot 721, Patio Homes "G", as shown on plat recorded in Plat Cabinet 5, Slide 532, Moore County Registry. (tract of land remaining after Patio Homes "G" was platted
            - LRK #00041501)

      11. Land labeled as "Reserved for Future Development" near Hunter Trail, as shown on plat recorded in Plat Cabinet 5, Slide 356, Moore County Registry. (tract of land remaining after Hunter Trail was platted - LRK #10001508)

      12. Area remaining in Meadow Villas, Building 3, after Units were sold. (LRK #99000076)

      13. Area remaining in Meadow Villas, Building 5, after Units were sold. (LRK #99000488)

      14. All rights and obligations set forth in that certain Easement of Enjoyment from Maples Properties, Inc., to Longleaf Associates Limited Partnership recorded in Book 719, Page 85, Moore County Registry, reference to which is hereby made.

      15. All. rights, title, and interest of the Grantee as Assignee in, to and under that certain Assignment of Permits and Developer's Rights dated December 12, 2000, between the Grantee as Assignee and Longleaf as Assignor, reference to which Assignment is herewith made.

Excepting therefrom, the following:

1. Unit Number 158 of the Meadows Villas Condominiums.

2. Lot Number 74 of Fairway Homes, Phase 3.

3. Unit Number 204 of the Meadow Villas Condominiums.

4. Unit Number 208 of the Meadow Villas Condominiums.

5. Unit Number 170 of the Meadow Villas Condominiums.

6. Unit Number 216 of the Meadow Villas Condominiums.

7. Unit Number 156 of the Meadow Villas Condominiums.

8. Unit Number 160 of the Meadow Villas Condominiums.

9. Lot Number 726 of the Patio "G" Homes.

10. Lot 241 of Hunter Trail Townhouses.

11. Unit Number 162 of the Meadow Villas Condominiums.

12. Lot Number 701 of the Patio "G" Homes.

13. Lot Number 720R of the Patio "G" Homes.

14. Lot Number 729 of the Patio "G" Homes.

15. Unit Number 174 of the Meadow Villas Condominiums.

16. Lot Number 681 of Fairway Homes, Phase 3.

17. Lot 304, Magnolia Homes.